                                                                   Exhibit 10.17

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 3rd day of November, 1996 (the "Effective Date") is entered into by OMNIPOINT CORPORATION, a Delaware corporation with its principal place of business at 2000 North 14th Street, Suite 550, Arlington, Virginia 22201 (the "Company"), and KJELL S. ANDERSSON (the "Employee").

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Term of Employment. The Company hereby agrees to employ the
            ------------------
Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on February 2, 1997 or such earlier date as may be agreed to between the Employee and the Company (the "Commencement Date") and ending five years after the Commencement Date (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4.

         2. Title; Capacity. The Employee shall serve as President of the
            ---------------
Omnipoint Technology Division ("OT") and Executive Vice President of Omnipoint Corporation. The Employee shall be based at the Company's office in Colorado Springs or such other place as reasonable requested by the Company. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the President and Chief Executive Officer of the Company or if separate persons, the senior most position of the Company or the Board of Directors (the "Board").

         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the President shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided that for reasonable periods of time each month the Employee may engage in non-competitive business or charitable activities so long as such activities do not interfere with the Employee's responsibilities hereunder. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company, except for minor violations of the rules and policies, and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

         3.       Compensation and Benefits.
                  -------------------------

                  3.1 Salary. The Company shall pay the Employee an annual
                      ------
salary of $225,000, to be paid in accordance with the Company's payroll practices commencing on the Commencement Date and continuing for the duration of the Employment Period, prorated for any partial compensation period. Such salary shall be subject to upward adjustment thereafter by the Board or by the Compensation Committee of the Board (the "Compensation Committee"), if such duties have been delegated thereto by the Board. Each year beginning at the first annual review of the Employee's compensation, the Board or the Compensation Committee will increase the Employee's salary by a minimum of five percent (5%).

                  3.2 Bonus. The Employee shall be eligible to receive a cash
                      -----
bonus award in the amount of $100,000, which shall be payable within 30 days of the Commencement Date, with up to $50,000 repayable to the Company to the extent the Employee receives any bonuses related to services performed during calendar 1996 from, or fees for serving on the Board of Directors of, Employee's former employer, Ericsson Radio Systems, AB. The Employee shall report the receipt of any such bonuses or fees to the Board within five days of the receipt of such bonuses or fees. Commencing with the calendar year 1997, the Employee shall also be eligible to receive a cash bonus award in an amount up to 100% of the Employee's then current salary (with a target bonus of 50%) per calendar year based on meeting annual deliverables or goals agreed to with the Board or the Compensation Committee.

                  In the event that the Employee purchased 60,000 shares of Common Stock from the Company as contemplated in Section 3.3 and issued to the Company a note in the principal amount of $1,560,000 and the Employee shall have been continuously employed by the Company on the fifth anniversary of the Commencement Date, the Employee shall be entitled to receive a special bonus (the "Special Bonus") in the amount equal to $2,147,388.50 (the amount of the note plus accrued interest of 6.6% per annum). In lieu of direct payment of the Special Bonus to the Employee, the Company at its election may cancel any outstanding indebtedness of the Employee to the Company.

                  3.3 Fringe Benefits. The Employee shall be entitled to
                      ---------------
participate in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate, including those outlined on Exhibit A.

                  3.4 Initial Purchase of Stock.
                      -------------------------

                      (a) At the Commencement Date, the Employee shall be entitled to purchase from the Company 60,000 shares of the Company's Common Stock at a purchase price of $26 per share ("the Purchase Price"), pursuant to the terms and conditions of the Stock Restriction Agreement to be executed and dated as of the Commencement Date between the Company and the Employee, the form of which is set forth as Exhibit C.
                         ---------

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

                      (b) At the fifth anniversary, upon the Employee's receipt of the Special Bonus, as defined in the Employment Agreement, if the Employee is unable to sell Shares to pay federal and state income taxes on compensation arising due to the Special Bonuses due to limitations imposed under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, if any, the Company shall make reasonable efforts to secure a loan for the Employee to pay such taxes.

                  3.5 Stock Option Plan. The Employee shall be entitled to
                      -----------------
participate in the Company's Amended and Restated 1990 Stock Option Plan (the "1990 Plan") in the amount and subject to the terms and conditions set out in the Stock Option Agreements attached hereto as Exhibit D. Such agreements shall
                                               ---------
be signed and executed by the Company as of the Commencement Date. The Employee shall be entitled to further participate in the 1990 Plan or such other stock option plan from time to time as determined by the Board or the Compensation Committee.

                  3.6 Omnipoint Technology Options. At such time that the
                      ----------------------------
Company finalizes the Omnipoint Technologies, Inc. Equity Incentive Plan (the "Incentive Plan"), the Employee shall be entitled to participate in the Incentive Plan in the amount and subject to the terms and conditions set out in the Equity Incentive Option Agreement attached hereto as Exhibit E.
                                                         ---------

                  3.7 Reimbursement of Expenses.
                      -------------------------

                      (a) The Company shall reimburse the Employee for reasonable moving expenses to the Colorado Springs, Colorado metropolitan area, in the lump sum amount of $50,000, plus $40,000, an amount equal to the Employee's state and federal income taxes incurred with respect to such reimbursed moving expenses, based on the Employee's average marginal rate for such taxes. The Company shall also reimburse the Employee for the reasonable closing costs, which shall include legal expenses and mortgage points, related to the purchase of a home in Colorado Springs. Such expenses shall be payable after incurrence and during calendar year 1996 or 1997, at the Employee's election.

                      (b) The Company shall reimburse the Employee for actual reasonable legal fees and related expenses incurred in connection with the review of this Agreement for state law compliance, not to exceed $5,000, upon presentation to the Company by the Employee of invoices for such legal fees.

                      (c) The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers, and such other supporting information as the Company may request, or as may be consistent with standard company practices, provided, however, that the amount available for such travel, entertainment and other expenses may require approval in advance by the President or may be fixed in advance by the Board.

                  3.8 Car Allowance. The Company shall provide the Employee with
                      -------------
an automobile expense allowance in an amount per month sufficient to cover the reasonable lease of an American-made or Volvo full-size sedan and reasonable maintenance, insurance and operating expenses for business usage. If the Employee uses the automobile for personal use, the payment for such expenses shall be reduced on a pro rata mileage basis.

          4.      Employment Termination. The employment of the Employee by
                  ----------------------
the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                  4.1 Expiration of the Employment Period in accordance with
Section 1;

                  4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this
Section 4.2, cause for termination shall be deemed to exist upon either (a) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude that may reasonably be expected to have an adverse impact on the Company's reputation or standing in the community or any felony, or (b) willful misconduct in connection with the Employee's duties, or willful failure to perform his responsibilities in the best interest of the Company (including, without limitation, material breach by the Employee of this Agreement but not minor violations of rules and policies), except in cases involving the mental or physical incapacity or disability of the Employee; provided however, that the Board may terminate the Employee's employment pursuant to Section 4.2(b) only after the failure by the Employee to correct or cure, or to commence and continue to pursue the correction or curing of, such refusals within thirty (30) days after receipt by the Employee of written notice by the Board of each specific claim of any such misconduct or failure. The Employee shall have the opportunity to appear before the Board to discuss such written notice during such thirty (30) day period. "Willful misconduct" and "willful failure to perform" shall not include action or inaction on the part of the Employee which were taken or not taken in good faith by the Employee;

                  4.3 Upon the death or thirty (30) days after the disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of one hundred eighty (180) days, regardless of whether consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

                  4.4 At the election of the Employee, upon not less than thirty
(30) days prior written notice of termination other than for "good reason" as defined below; or

                  4.5 At the election of the Company, otherwise than for cause, upon not less than seven (7) days prior written notice or at the election of the Employee for "good reason" upon not less than thirty (30) days prior written notice of termination. "Good reason" shall include and be limited to the occurrence of (A) a material breach of this Agreement by the Company, (B) a

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change in the reporting responsibilities of the Employee to someone other than the Parent President or the Board of either the Company or OT, or (C) material diminution of the Employee's responsibilities.

         5.       Effect of Termination.
                  ---------------------

                  5.1 Termination for Cause or at the Election of the Employee.
                      --------------------------------------------------------
In the event the Employee's employment is terminated for cause pursuant to
Section 4.2, or at the election of the Employee pursuant to Section 4.4, the Company shall pay to the Employee the salary and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

                  5.2 Termination for Death or Disability. If the Employee's
                      -----------------------------------
employment is terminated by death or because of disability as determined pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the salary and benefits which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

                  5.3 Termination at the Election of the Company or the Employee
                      ----------------------------------------------------------
for Good Reason. If the Employee's employment is terminated at the election of
---------------
the Company or by the Employee for good reason pursuant to Section 4.5, subject to this Section 5.3, the Company shall pay to the Employee the base salary, bonus compensation and medical benefits for the most recent twelve month period which would otherwise be payable to the Employee of up to two (2) years following the Employee's termination. In the event that the Employee secures alternative employment, any amounts received therefrom shall serve to offset, dollar for dollar, the amounts paid by the Company pursuant to this Section 5.3. The offset of all amounts otherwise to be paid by the Company pursuant to the previous sentence shall not be deemed to be an election by the Company to cease the payments hereunder, and thus, the terms of Section 6(a) shall continue to apply to the Employee. The Company may elect to cease to make payments hereunder at any time, provided that the non-compete restrictions set forth in Sections 6(a) and 6(b) shall also cease at such time, except that the Company will be obligated to pay the Employee his base salary and medical benefits for a period of six months after notification of its intention to release the Employee from his non-compete restrictions and bonus compensation equivalent to one-half the bonus for the most recent twelve month period prior to termination.

                  5.4 Survival. The provisions of Sections 6 and 7 shall survive
                      --------
the termination of this Agreement.

         6.       Non-Compete.
                  -----------

                  (a) So long as the Company is not in breach of this Agreement, during the Employment Period and for a period of two years after the termination (subject to early termination as provided herein) or expiration thereof, the Employee will not directly or indirectly:

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

                      (i) other than through his ownership of stock of the Company, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in any business anywhere in the world that provides equipment or services that are being provided by or are under development by OT at the time the Employee ceases employment with the Company or engage in any business in any area in which equipment or services are being provided by or under development by the Company at the time the Employee ceases employment with the Company; or

                      (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company or its affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliates; or

                      (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or its affiliates which were contacted, solicited or served by the Employee while employed by the Company.

                  (b) The parties agree that the relevant public policy aspects of covenants not to compete have been discussed, and that every effort has been made to limit the restrictions placed upon the Employee to those that are reasonable and necessary to protect the Company's legitimate interests.

                  (c) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (d) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and/or its affiliates and are considered by the Employee to be reasonable for such purposes. The Employee agrees that any material breach of this Section 6 will cause the Company and/or its affiliates substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief. The Employee acknowledges that he has received compensation for the terms of this Section 6 pursuant to various stock option agreements and other compensation.

         7.       Proprietary Information and Developments.
                  ----------------------------------------

                  7.1 Proprietary Information.
                      -----------------------

                      (a) The Employee agrees that all information and know-how, whether or not in writing, relating to the business, technical or financial affairs of the Company and that is generally understood in the industry as being trade secret, confidential and/or proprietary, that is designated as being confidential or proprietary information of the Company, either verbally or in writing, or that is designated as representing trade secrets of the Company, either verbally or in writing (collectively, "Proprietary Information"), is and shall be the exclusive property of the Company. For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all confidential information and know-how (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any invention, existing or future product, formula, method, manufacturing techniques and procedures, composition, compound, project, development, plan, vendor information, supplier information, customer information, apparatus, equipment, trade secret, process, research, reports, clinical data, financial data, technical data, test data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget license, patent applications, contracts, joint ventures, price, cost and personnel data.

                      (b) The Employee agrees not to and will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, from the Effective Date, during or after his employment unless and until such Proprietary Information (i) has become public knowledge through legal means without fault by the Employee, or (ii) is already public knowledge prior to the signing of this Agreement.

                      (c) The Employee agrees that all files, letters, memoranda, reports, records, data, schematics, sketches, drawings, laboratory notebooks, program listings, computer programs, databases, products, test equipment, prototypes or other written, photographic, magnetic or other tangible material containing or embodying Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession (hereinafter collectively referred to as the Company Records) shall be, shall continue to be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such Company Records or copies thereof and all other tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of this Agreement. After such request, termination or delivery, the Employee agrees not to and shall not retain any such Company Records or copies thereof or any such other tangible property.

                  7.2 Developments.
                      ------------

                      (a) The Employee agrees to make and will make full and prompt disclosure to the Company of all inventions, know-how, improvements, product ideas, new products, discoveries, methods, developments, software, and works of authorship, whether or not patentable and whether or not copyrightable, and all other intellectual property rights, including but not limited to patents, copyrights, copyrightable works, trade secrets and trademarks, and all books, schematics, magnetic files and written records related thereto which are or were created, made, conceived, reduced to practice by or became owned by the Employee or under his direction or jointly with others either (i) during his employment whether or not during normal working hours or on the premises of the Company, or (ii) prior to his employment by the Company if used by the Company during his employment by the Company, in either event, to the extent relevant to the Company's business, including but not limited to, its techniques, developments, projects or products, but excluding systems, methods and techniques used prior to his employment by the Company (all of which, whether disclosed or not, are collectively referred to in this Agreement as "Developments").

                      (b) The Employee agrees to assign and does hereby assign, convey and transfer to the Company (or any person or entity designated by the Company) all his rights, title and interest in and to all Developments; provided that the Employee may use Developments described in (a)(ii) above in a manner that complies with terms set forth in Section 6 (Non-Compete) and Section 7.1 (Proprietary Information) hereof.

                      (c) The Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the worldwide procurement, maintenance and enforcement, including assistance or cooperation in legal proceedings, of copyrights, patents and similar protections (both in the United States and foreign countries) relating to Developments; and, if such cooperation by the Employee is required after the Employee has ceased to be employed by the Company, then the Company will reimburse the Employee for any expenses reasonably incurred by Employee in connection with such cooperation. The Employee shall sign all papers, copyright applications, assignments, declarations, powers of attorney, patent applications, and other related or necessary documents, which the Company may deem necessary or desirable in order to enforce and/or protect its rights and interests in any Developments or any Proprietary Information.

                  7.3 Other Agreements. Except as set forth in Exhibit B,
                      ----------------
Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee intends to exercise his best efforts and use his best skills in performing his obligations under this Agreement, except to the extent it may be prohibited by prior employment agreements. The Employee represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

                  7.4 Company and Affiliates. Where the term "Company" is used
                      ----------------------
in this Section 7 it will be deemed to include any affiliate of the Company, including but not limited to OT.

         8.       Notices. All notices required or permitted under this
                  -------
Agreement shall be in writing and shall be deemed effective upon delivery personally, by facsimile or by overnight mail, or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 8.

         9.      Pronouns. Whenever the context may require, any pronouns used
                 --------
in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         10.     Entire Agreement. This Agreement and the exhibits hereto
                 ----------------
constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         11.     Amendment. This Agreement may be amended or modified only by a
                 ---------
written instrument executed by both the Company and the Employee.

         12.     Governing Law. This Agreement shall be construed, interpreted
                 -------------
and enforced in accordance with the laws of the State of Colorado.

         13.     Successors and Assigns. This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         14.     Arbitration. The parties agree that any controversy, claim, or
                 -----------
dispute arising out of or relating to this Agreement, or the breach thereof, or arising out of or relating to the employment of the Employee, or the termination thereof, including any claims under federal, state, or local law, shall be resolved by arbitration in Colorado Springs, Colorado in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The parties agree that any award rendered by the arbitrator shall be final and binding, and that judgment upon the award may be entered in any court having jurisdiction thereof.

         15.     Indemnification. The Company shall indemnify and save harmless
                 ---------------
the Employee for any liability incurred by reason of any act or omission performed by the Employee while acting in good faith on behalf of the Company and within the scope of the authority of the Employee pursuant to this Agreement and under the rules and policies of the Company, except that the Employee must have in good faith believed that such action was in the best interests of the Company and such course of action or inaction must not have constituted negligence, fraud, willful misconduct, malfeasance, breach of any representation or agreement set forth in this Agreement or breach of a fiduciary duty.

         16.      Miscellaneous.
                  -------------

                  16.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

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

                  16.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  16.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                  16.4 This Agreement is effective as of the date of execution of this Agreement, will survive Employees employment with the Company, and does not in any way restrict Employees right or the right of the Company to terminate Employee's employment.

                  16.5 Employee certifies and acknowledges that he has carefully read all of the provisions of this Agreement and that he understands and will fully and faithfully comply with its provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


OMNIPOINT CORPORATION


By:   /s/ Douglas G. Smith
    -------------------------
Its: President and Chief Executive Officer
    --------------------------------------

EMPLOYEE


 /s/ Kjell S. Andersson
---------------------------
Kjell S. Andersson


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